Exhibit (h)(1)

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

POWERSHARES EXCHANGE-TRADED FUND TRUST II

On behalf of each Fund identified on Exhibit A attached hereto, as may be amended from time to time

By: /s/ Anna Paglia

Name: Anna Paglia

Title: Secretary

THE BANK OF NEW YORK MELLON

By: /s/ Peter D. Holland

Name: Peter D. Holland

Title: Managing Director

AMENDMENT TO EXHIBIT A

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the PowerShares Exchange-Traded Fund Trust II (the “Trust”), and that the following funds are included under the Amended and Restated Fund Administration and Accounting Agreement dated June 17, 2013, and as subsequently amended, by and between the Trust and the Bank of New York Mellon.

March 12, 2015

1.	PowerShares 1-30 Laddered Treasury Portfolio
2.	PowerShares Aggregate Bond Portfolio
3.	PowerShares Build America Bond Portfolio
4.	PowerShares CEF Income Composite Portfolio
5.	PowerShares Chinese Yuan Dim Sum Bond Portfolio
6.	PowerShares Developed EuroPacific Currency Hedged Low Volatility Portfolio
7.	PowerShares DWA Developed Markets Momentum Portfolio
8.	PowerShares DWA Emerging Markets Momentum Portfolio
9.	PowerShares DWA SmallCap Momentum Portfolio
10.	PowerShares Emerging Markets Currency Hedged Low Volatility Portfolio
11.	PowerShares Emerging Markets Infrastructure Portfolio
12.	PowerShares Emerging Markets Sovereign Debt Portfolio
13.	PowerShares Europe Currency Hedged Low Volatility Portfolio
14.	PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
15.	PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio
16.	PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio
17.	PowerShares FTSE RAFI Emerging Markets Portfolio
18.	PowerShares Fundamental Emerging Markets Local Debt Portfolio
19.	PowerShares Fundamental High Yield® Corporate Bond Portfolio
20.	PowerShares Fundamental Investment Grade Corporate Bond Portfolio
21.	PowerShares Global Agriculture Portfolio
22.	PowerShares Global Clean Energy Portfolio
23.	PowerShares Global Gold and Precious Metals Portfolio
24.	PowerShares LadderRite 0-5 Year Corporate Bond Portfolio
25.	PowerShares Global Short Term High Yield Bond Portfolio
26.	PowerShares Global Water Portfolio
27.	PowerShares California AMT-Free Municipal Bond Portfolio
28.	PowerShares National AMT-Free Municipal Bond Portfolio
29.	PowerShares New York AMT-Free Municipal Bond Portfolio
30.	PowerShares International BuyBack AchieversTM Portfolio
31.	PowerShares International Corporate Bond Portfolio
32.	PowerShares Japan Currency Hedged Low Volatility Portfolio
33.	PowerShares KBW Bank Portfolio
34.	PowerShares KBW Capital Markets Portfolio
35.	PowerShares KBW High Dividend Yield Financial Portfolio
36.	PowerShares KBW Insurance Portfolio
37.	PowerShares KBW Premium Yield Equity REIT Portfolio
38.	PowerShares KBW Property & Casualty Insurance Portfolio
39.	PowerShares KBW Regional Banking Portfolio
40.	PowerShares NYSE Century Portfolio
41.	PowerShares Preferred Portfolio
42.	PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio
43.	PowerShares Russell 1000 Equal Weight Portfolio
44.	PowerShares S&P 500® High Beta Portfolio
45.	PowerShares S&P 500® High Dividend Portfolio
46.	PowerShares S&P 500® High Momentum Portfolio
47.	PowerShares S&P MidCap Low Volatility Portfolio
48.	PowerShares S&P SmallCap Low Volatility Portfolio
49.	PowerShares S&P 500® Low Volatility Portfolio
50.	PowerShares S&P® Emerging Markets High Beta Portfolio
51.	PowerShares S&P® Emerging Markets Low Volatility Portfolio
52.	PowerShares S&P® International Developed High Beta Portfolio
53.	PowerShares S&P® International Developed Low Volatility Portfolio
54.	PowerShares S&P® International Developed High Quality Portfolio

55.	PowerShares S&P® SmallCap Consumer Discretionary Portfolio
56.	PowerShares S&P® SmallCap Consumer Staples Portfolio
57.	PowerShares S&P® SmallCap Energy Portfolio
58.	PowerShares S&P® SmallCap Financials Portfolio
59.	PowerShares S&P® SmallCap Health Care Portfolio
60.	PowerShares S&P® SmallCap Industrials Portfolio
61.	PowerShares S&P® SmallCap Information Technology Portfolio
62.	PowerShares S&P® SmallCap Materials Portfolio
63.	PowerShares S&P® SmallCap Utilities Portfolio
64.	PowerShares Senior Loan Portfolio
65.	PowerShares VRDO Tax-Free Weekly Portfolio
66.	PowerShares Variable Rate Preferred Portfolio

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/S/ ANDREW SCHLOSSBERG
(signature)

Andrew Schlossberg
(name)
President
(title)

THE BANK OF NEW YORK MELLON

By:	/S/ JOSEPH T. BRADY
(signature)

Joseph T. Brady
(name)

Vice President
(title)